Exhibit 10.2

GENERAL RELEASE

This General Release (this “Release”), dated December 17, 2024, is made by and between SmartKem, In. (the “Company”), and the Hewlett Fund LP (the “Holder” and together with the Company, the “Parties”).

1.	WHEREAS, the Company and the Holder are parties to (i) that certain Securities Purchase Agreement, dated June 14, 2024 (the “Purchase Agreement”) and (ii) that certain Consent, Conversion and Amendment Agreement, dated January 26, 2024 (the “Consent, Conversion and Amendment Agreement.” Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement.

2.	Effective as of the Effective Time (as defined below), the Holder, on its behalf and on behalf of its past, present, or future parents, subsidiaries, affiliates, predecessors, successors, assigns, assignors, officers, directors, shareholders, investors, partners, members, employees, agents, representatives, attorneys, service providers, and independent contractors (together with the Holder, the “Releasing Parties”) fully, finally, unconditionally and irrevocably waives, releases, acquits and forever discharges (i) the Company, (ii) all direct and indirect subsidiaries of the Company, (iii) each member of the board of directors or board of managers (or other governing body) of the Company or any of its subsidiaries, (iv) each of the affiliates of the persons and entities described in clauses (i), (ii) and/or (iii) above, (v) each of the current and former officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, related investment funds, representatives, employees, principals, agents, partners, subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives and attorneys of any of the persons and entities described in clauses (i), (ii), (iii) and/or (iv) above ((i) through (v) above, collectively, the “Released Entities”), from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, and obligations of every kind and nature whatsoever (including, without limitation, any of the foregoing arising under or relating to the Transaction Documents), at law or in equity, whether known or unknown, direct or derivative, contingent or otherwise, or whether or not such Releasing Party is aware of such claims or suspects them to exist in such Releasing Party’s favor, which any Releasing Party had, has or may have had at any time prior to (and including) the Effective Date against any of the Release Entities (the “Released Claims”).

3.	In consideration of the releases contained in paragraph 2 above, not later than one Trading Day following the Effective Time, the Company shall issue to the Holder Pre-funded Warrants (the “Warrants”), in customary form, to purchase 750,000 shares (the “Warrant Shares”) of common stock, par value $0.0001, of the Company (the “Common Stock”) at an exercise price of $0.0001 per share. The Warrants and the Warrant Shares are collectively referred to herein as the “Securities”). The Parties hereto agree that each Warrant shall be deemed to have a value equal to the price per share of Common Stock paid by investors in the Qualified Offering (as defined below).

4.	The Holder hereby represents and warrants to the Company that:

a.	It understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or under state securities laws and are being issued in reliance upon exemptions from the registration and prospectus delivery requirements of the Act and in reliance upon certain exemptions from the registration requirements of applicable state securities laws and understands that the Company has no present intention of registering the Securities, and, therefore, it must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act and applicable state securities law or is exempt from registration. It further understands that the exemptions from registration relied upon by the Company depend upon, among other things, its other representations herein. It further acknowledges that if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the securities being acquired by it, and on requirements relating to the Company which are outside of its control, and which the Company is under no obligation and may not be able to satisfy.

b.	It is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions set forth therein and further acknowledges and understands that the Company may not be satisfying any applicable current public information requirement of Rule 144 at the time it wishes to sell the Securities and, if so, it may be precluded from selling the securities acquired by it under Rule 144 even if any applicable minimum holding period has been satisfied. It further acknowledges that, in the event all of the requirements of Rule 144 are not met, compliance with another registration exemption will be required.

c.	It is acquiring the Securities for its account and not with a view to any sale or distribution thereof within the meaning of the Act, and the rules and regulations of the Securities and Exchange Commission thereunder as amended from time to time (the “Regulations”), except to the extent permitted by the Act and the Regulations. It will make no sale, offer to sell, or transfer of any securities being acquired by it in violation of the Act, the Regulations or any other federal or state securities law, or in violation of the terms of this Agreement. By executing this Agreement, it further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Securities

d.	It is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

e.	Neither it nor any of its agents has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the securities being acquired by it.

f.	It understands that the Securities will be notated with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

g.	It acknowledges that it has been advised to consult an attorney before signing this Release and that it has had a sufficient period of time within which to review this Release and that the decision to execute this Release was entirely voluntary.

h.	That in executing this Release it is not relying upon, and has not relied upon, any representation or statement not set forth herein made by any of the agents, representatives or attorneys of the Releasing Parties with regard to this Release.

5.	The Parties acknowledges and agree that this Release shall become effective at the time (the “Effective Time”) that the Company executes and delivers definitive purchase documents for the sale of shares of Common Stock and/or Common Stock Equivalents pursuant to an effective registration statement under the Securities Act, or in a side-by-side private placement, at an effective price per share at least equal to the then applicable Nasdaq “Minimum Price” resulting in at least $4,000,000 of gross proceeds to the Corporation (a “Qualified Offering”).

6.	In connection with the Qualified Offering, the Company will be entering into a registration rights agreement with certain of the investors in the Qualified Offering. No later than the closing of the Qualified Offering, the Holder shall agree to become a party thereto and bound thereby with respect to the registration for resale of the Warrant Shares.

7.	Each of the Parties hereto understands and agrees that this Release does not constitute, nor shall it be construed as, in any way, an admission of liability, fault, violations, responsibility, or wrongdoing by any of the Parties hereto, such liability or wrongdoing expressly denied. This Release shall not be admissible in any action or proceeding except to enforce or implement the terms hereof.

8.	This Release will be governed in all respects by the laws of the State of New York without regard to principles of conflicts of law. Any dispute with respect to this Release shall be resolved in a court located in New York. The costs and expenses of the prevailing party in any such action shall be paid by the other party thereto. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THE RELEASE OR THE AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

9.	Should any provision of this Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release.

[Signature page follows]

AGREED AND ACCEPTED:

SMARTKEM, INC.

/s/ Barbra Keck
By: Barbra Keck
Title: Chief Financial Officer

HEWLETT FUND LP

/s/ Martin Chopp
By: Martin Chopp
Title: General Partner

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